Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Annexon, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(o)	(1)	(2)	(2)	—	—	—	—	—	—

	Equity	Preferred Stock, par value $0.001 per share	Rule 457(o)	(1)	(2)	(2)	—	—	—	—	—	—

	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)	—	—	—	—	—	—

	Other	Warrants	Rule 457(o)	(1)	(2)	(2)	—	—	—	—	—	—

	Other	Units(3)	Rule 457(o)	(1)	(2)	(2)	—	—	—	—	—	—

	Unallocated (Universal) Shelf	—	Rule 457(o)	N/A	N/A	$400,000,000 (1)(2)	$0.00014760	$59,040	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carryforward Securities

Carry Forward Securities	—	—	—	—	—			—	—	—	—	—

	Total Offering Amounts					$400,000,000(1)(2)	$0.00014760	$59,040

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$59,040

(1)

An indeterminate number of securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price not to exceed $400,000,000. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Securities registered hereunder may be sold separately or as units with other securities registered hereby, with such units consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, and warrant.